Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 377 and California Trust 208:

We consent to the use of our report dated October 7, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

October 7, 2003